Exhibit 10.1
SECURITIES AGREEMENT AND MUTUAL RELEASE

This Securities Agreement and Mutual Release (this “Agreement”), dated July 26, 2011, is entered into by and between American Restaurant Concepts, Inc., a Florida corporation (the “Company”), and James Robert Shaw (“Shaw”).

Recitals

WHEREAS, the Company has issued shares of its common stock, par value $0.001 per share (the “Common Stock”), to Shaw; and

WHEREAS, the parties desire to enter into this Agreement for the purpose of terminating certain shares of Common Stock that have been issued to Shaw and settling all rights, duties and obligations of the parties with respect to such shares.

NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.           Termination of Shaw Shares.  The parties hereby agree that all Shaw Securities (as defined below) are hereby terminated in their entirety on the date hereof.  Shaw agrees to return all certificates representing the Shaw Securities to the Company immediately for termination and cancellation and to take all such actions as may be necessary to enable the Company to terminate and cancel the Shaw Securities.  For the purposes of this Agreement, “Shaw Securities” shall mean the 13,520,000 shares of Common Stock represented by certificate no. 1034 issued in the name of James Shaw.

2.           Consideration.  In consideration for executing this Agreement and returning the certificates representing the Shaw Securities to the Company, the Company shall issue 2,000,000 shares (the “Shares”) of Common Stock to Shaw.  The Company shall deliver the Shares to Shaw at the address set forth in Section 7(h) hereof promptly after both the execution of this Agreement by Shaw and the return of the certificates representing the Shaw Securities to the Company for termination and cancellation.

3.           Mutual Release.  Each party, for itself and on behalf of its heirs, assigns, beneficiaries, executors, administrators, subsidiaries, directors, officers, shareholders, affiliates, employees, agents, representatives, attorneys, accountants, successors and assigns, as applicable (collectively, the “Releasing Parties”), does hereby fully and irrevocably remise, release and forever discharge the other party, and its heirs, assigns, beneficiaries, executors, administrators, subsidiaries, directors, officers, shareholders, affiliates, employees, agents, attorneys, accountants, successors and assigns, as applicable (collectively, the “Released Parties”), of and from any and all manner of claims, actions, causes of action, grievances, liabilities, obligations, promises, damages, agreements, rights, debts and expenses (including claims for attorneys' fees and costs), of every kind, either in law or in equity, whether contingent, mature, known or unknown, or suspected or unsuspected, including, without limitation, any claims arising under any federal, state, local or municipal law, common law or statute, whether arising in contract or in tort, and any claims arising under any other laws or regulations of any nature whatsoever, that the Releasing Parties ever had, now have or may in the future have, for or by reason of any cause, matter or thing whatsoever, relating to the Shaw Securities (collectively, “Claims”).  The Releasing Parties further agree and covenant not to sue or bring, or assign to any third person, any Claims or charges against any of the Released Parties with respect to any matter covered by the release set forth above, and not to assert against any of the Released Parties any action, grievance, suit, litigation or proceeding for any matter covered by the release set forth above.

4.             Shaw Representations and Warranties.  Shaw hereby represents, warrants, covenants and agrees that he: (i) owns or controls one hundred percent (100%) of the Shaw Securities terminated by this Agreement and his respective Claims released by this Agreement and no other person or entity owns any interest therein, whether by assignment, subrogation or otherwise, (ii) Shaw has not in any way assigned, conveyed or otherwise transferred to any person or entity any interest in the Shaw Securities terminated by this Agreement or his respective Claims released by this Agreement, (iii) with the exception of the Shaw Securities and 340,000 shares of Common Stock represented by stock certificate no. 1039 that are held in the name of Crescent Hill Capital, Corp., Shaw does not own or control, directly or indirectly, any shares of Common Stock, or securities convertible or exercisable into shares of Common Stock, (iv) Shaw presently possesses the exclusive right to receive the Shares to be issued hereunder, and (v) Shaw has the power and authority to enter into and perform this Agreement.

5.             Violation of Agreement.  Shaw hereby agrees that if he violates any of the terms of this Agreement, Shaw shall return the Shares, or such other securities as the Shares may have been converted into or exchanged for, along with any dividends, whether paid in the form of cash, stock or other property, and any proceeds received from the sale of any such Shares or securities, to the Company.  In such event, Shaw’s release of his respective Claims against the Company will continue to apply and Shaw will be liable for any attorney’s fees or other costs incurred by the Company as a result of Shaw’s violation of this Agreement.

6.             Costs and Expenses.  Each party shall bear its own costs and expenses, including attorneys’ fees, in connection with the negotiation, execution and performance of this Agreement.

7.             Miscellaneous.

(a)           Entire Agreement.  This Agreement contains the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereto, and no party shall be liable or bound to any other party in any manner by any warranties, representations, guarantees or covenants except as specifically set forth in this Agreement.  Neither party relied upon any representation or warranty, whether written or oral, made by the other party or any of its or his officers, directors, employees, agents or representatives, in making its or his decision to enter into this Agreement.

(b)           Amendments and Modifications.  This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.

(c)           Extensions and Waivers.  At any time after the execution of this Agreement, the party entitled to the benefits of a term or provision may: (i) extend the time for the performance of any of the obligations or other acts of the parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto; or (iii) waive compliance with any obligation, covenant, agreement or condition contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument or instruments in writing signed by the party against whom enforcement of any such extension or waiver is sought.  No failure or delay on the part of any party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement.

(d)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that Shaw may not assign any of his rights or delegate any of his obligations under this Agreement without the express prior written consent of the Company.  Nothing in this Agreement is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(e)           Headings; Definitions.  The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.  All references to sections or articles contained herein mean sections or articles of this Agreement unless otherwise stated.  All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

(f)           Severability.  If any provision of this Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement shall remain in full force and effect and shall be reformed to render this Agreement valid and enforceable while reflecting to the greatest extent permissible the intent of the parties.

           (g)           Specific Performance.  The parties hereto agree that in the event any party fails to consummate the transactions for which it is obligated hereunder in accordance with the terms of this Agreement, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine.  It is accordingly agreed that any party that is an intended beneficiary of any such transactions shall be entitled to specific performance in such event, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or in equity.

(h)           Notices.  All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below.

If to the Company:

American Restaurant Concepts, Inc.
12763 Clear Springs #1
Jacksonville, Florida 32225
Attention:  Michael Rosenberger

If to Shaw:

To that address set forth on the Company’s books and records.

(i)           Construction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.  Any action arising out of or relating to any of the provisions of this Agreement may be brought and prosecuted only in the courts of, or located in, the State of Florida, and in the event of such election the parties hereto consent to the jurisdiction and venue of said courts.

(j)           Counterparts.  This Agreement may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be properly executed, all as of the date first written above.

AMERICAN RESTAURANT CONCEPTS, INC.

By: /s/ Michael Rosenberger
Michael Rosenberger President

/s/ James Robert Shaw
James Robert Shaw

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